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                        CONSENT OF INDEPENDENT ACCOUNTS



We consent to the incorporation by reference in this report on Form 8-K of our report dated January 26, 1996, on our audits of the consolidated financial statements of Southern Banking Corporation and subsidiary as of and for the year ended December 31, 1995, appearing in the registration statement on Form S-4 (SEC File No. 333-01247) of The Colonial BancGroup, Inc. filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933.



                                                        KPMG Peat Marwick L.L.P.

July 12, 1996
Orlando, Florida





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